UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANTTO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) May 9, 2007
TRW Automotive Holdings Corp.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

001-31970	81-0597059

(Commission File Number)	(IRS Employer Identification No.)

12001 Tech Center Drive, Livonia, Michigan	48150

(Address of Principal Executive Offices)	(Zip Code)
(734) 855-2600

(Registrant’s Telephone Number, Including Area Code)
Not applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
SIGNATURE

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
REFINANCING CREDIT AGREEMENT
     On May 9, 2007, TRW Automotive Holdings Corp. (the “Company”) announced that the Company and its wholly owned subsidiaries, TRW Automotive Inc. (“TAI”) and TRW Automotive Intermediate Holdings Corp. (“Intermediate”), and certain of the Company’s foreign subsidiaries, entered into its Fifth Amended and Restated Credit Agreement dated as of May 9, 2007 with the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A., as syndication agent, and J.P. Morgan Securities Inc. and Banc of America Securities LLC, as lead arrangers. The amended and restated credit agreement provides for $2.5 billion in senior secured credit facilities, consisting of (i) a 5-year $1.4 billion Revolving Credit Facility (the “Revolving Credit Facility”), (ii) a 6-year $600.0 million Term Loan A-1 Facility (the “Term Loan A-1”) and (iii) a 6.75-year $500.0 million Term Loan B-1 Facility (the “Term Loan B-1”; combined with the Revolving Credit Facility and Term Loan A-1, the “Facilities”). Proceeds from the Facilities will be used to refinance $2.5 billion of existing senior secured credit facilities and pay fees and expenses related to the refinancing. The initial draw under the Facilities occurred on May 9, 2007, as further described under Item 2.03 below. The Company expects to incur charges related to the transaction of approximately $8 million during the second quarter of 2007.
     Borrowings under the Term Loan A-1 and Revolving Credit Facility will bear interest at a rate equal to an applicable margin plus, at TAI’s option, either (a) a base rate determined by reference to the higher of (1) JPMorgan Chase Bank’s prime rate and (2) the federal funds rate plus 1/2 of 1% or (b) a LIBOR or a eurocurrency rate determined by reference to interest rates for deposits in the currency of such borrowing for the interest period relevant to such borrowing adjusted for certain additional costs. The Term Loan A-1 and the Revolving Credit Facility were initially priced at LIBOR plus 1.125 % and the Term Loan B-1 was priced at LIBOR plus 1.50%. The commitment fee on the undrawn amounts under the Revolving Credit Facility will be ..25%. The commitment fee on the Revolving Credit Facility and the applicable margin on the Facilities will be subject to a leverage-based grid.
     The Term Loan A-1 will amortize in equal quarterly amounts, beginning with 10% in the third year after funding, 15% in the fourth year, 25% in the fifth year and 50% in the sixth year. The Term Loan B-1 will amortize in equal quarterly installments in an amount equal to 1% per annum during the first 6 years and six months and in one final installment on the maturity date.
     Like the previously existing senior credit facilities, all obligations of TAI under the Facilities will be unconditionally guaranteed by the Company and substantially all existing and subsequently acquired domestic subsidiaries of TAI. Obligations of the foreign subsidiary borrowers will be unconditionally guaranteed by the Company, TAI and certain foreign subsidiaries of TAI.

     The Facilities, like the previously existing senior credit facilities, will be secured by a perfected first priority security interest in, and mortgages on, substantially all tangible and intangible assets of TAI and substantially all of its domestic subsidiaries, including a pledge of 100% of the stock of TAI and substantially all of its domestic subsidiaries and 65% of the stock of foreign subsidiaries owned by domestic entities. In addition, like the previously existing senior credit facilities, foreign borrowings under the Facilities will be secured by assets of the foreign borrowers.
     The Facilities, like the previously existing senior credit facilities, contain a number of covenants that, among other things, restrict, subject to certain exceptions, the ability to incur additional indebtedness or issue preferred stock, repay other indebtedness, pay dividends and distributions or repurchase capital stock, create liens on assets, make investments, loans or advances, make certain acquisitions, engage in mergers or consolidations, enter into sale and leaseback transactions, engage in certain transactions with affiliates, amend certain material agreements governing our indebtedness and change the business conducted by the Company and its subsidiaries. In addition, the Facilities, like the previously existing senior credit facilities, contain the following financial covenants: a maximum total leverage ratio and a minimum interest coverage ratio and require certain prepayments from excess cash flows, as defined, and in connection with certain asset sales and the incurrence of debt not permitted under the senior credit facilities.
     The Facilities, like the previously existing senior credit facilities, generally restrict the payment of dividends or other distributions by TAI, subject to specified exceptions. The exceptions include, among others, the making of payments or distributions in respect of expenses required for the Company and Intermediate to maintain their corporate existence, general corporate overhead expenses, tax liabilities and legal and accounting fees. Since the Company is a holding company without any independent operations, it does not have significant cash obligations, and is able to meet its limited cash obligations with payments or distributions from TAI under the exceptions to the debt covenants.
     The Facilities, like the previously existing senior credit facilities, also include customary events of default.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
     The information set forth in Item 1.01 of this Current Report is hereby incorporated by reference into this Item 2.03.
     On May 9, 2007, TAI drew down the entire principal on the Term Loan A-1 and the Term Loan B-1 and $461 million of the Revolving Credit Facility and used such proceeds, together with approximately $15.6 million of available cash on hand, in order to repay approximately $1,561 million of existing senior secured credit facilities (consisting of Term Loan A in the amount of approximately $385 million, Term Loan B in the amount of approximately $587 million, Term Loan B-2 in the amount of approximately $296 million and Term Loan E in the amount of approximately $293 million) and to pay interest along with certain fees and expenses related to the refinancing.
The Company intends to draw down on, and use proceeds from, the Revolving Credit Facility and the Company’s United States and European accounts receivables facilities (collectively, the “Liquidity Facilities”) to fund normal working capital needs from month to month in conjunction with available cash on hand. In addition to the initial draw on the Revolving Credit Facility of $461 million that was made on May 9, 2007, the Company anticipates that it will draw as much as an aggregate of $400 million from the Liquidity Facilities. Portions of the amounts drawn under the Liquidity Facilities typically will be paid back throughout the month as cash from customers is received. The Company may then draw upon such facilities again for working capital purposes in the same or succeeding months . These borrowings reflect normal working capital utilization of liquidity.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRW AUTOMOTIVE HOLDINGS CORP.
Dated: May 9, 2007	By:	/s/ Joseph S. Cantie
Joseph S. Cantie
Executive Vice President and Chief Financial Officer